Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-200686 and Form S-8 No. 333-192406) of Tandem Diabetes Care, Inc. and in the related Prospectuses of our report dated February 24, 2015, with respect to the financial statements of Tandem Diabetes Care, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Diego, California

February 24, 2015